UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 26, 2023

Cencora, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 West First Avenue Conshohocken, PA		19428-1800
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

__________________________________________

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2023 the Board of Directors of Cencora, Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Amended and Restated Bylaws”), effective immediately, to provide clarifying edits with respect to the standard for the election of directors set forth in Section 2.09(b) of the Amended and Restated Bylaws. As set forth in the Amended and Restated Bylaws, directors shall be elected by a majority vote, except in the case of a contested election (as defined in the Amended and Restated Bylaws), in which case directors shall be elected by a plurality vote.

A marked copy illustrating the changes made to the Amended and Restated Bylaws and a fully restated version of the Company’s Amended and Restated Bylaws, as amended through December 26, 2023, are filed herewith as Exhibits 3.1 and 3.2, respectively. The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed herewith as Exhibit 3.2, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Marked Changes to Amended and Restated Bylaws of Cencora, Inc.
3.2	Amended and Restated Bylaws of Cencora, Inc., effective as of December 26, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENCORA, INC.

December 26, 2023	By:	/s/ Elizabeth S. Campbell
	Name:	Elizabeth S. Campbell
	Title:	Executive Vice President & Chief Legal Officer